Exhibit 5.1 and 23.2

Susan B. Zaunbrecher
(513) 977-8171 (direct) ^ (513) 977-8141 (fax)
susan.zaunbrecher@dinsmore.com

July 22, 2013
LCNB Corp.
2 North Broadway
Lebanon, Ohio 45036

Ladies and Gentlemen:

We have acted as counsel to LCNB Corp., an Ohio corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"): (i) common stock, without par value, of the Company (the "Common Stock"); and (ii) preferred stock, without par value, of the Company (the "Preferred Stock"). The Common Stock and Preferred Stock are collectively referred to herein as the "Securities". The Securities may be offered from time to time by the Company at indeterminate prices, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement (the "Prospectus") and one or more supplements to the Prospectus filed pursuant to Rule 415 under the Securities Act (each, a "Prospectus Supplement") for an aggregate initial offering price not to exceed $100,000,000.

In rendering this opinion letter, we have examined and relied upon the Registration Statement, the exhibits filed therewith or incorporated therein by reference and such other records, documents and statutes as we have deemed necessary for purposes of the opinions expressed below. We have also examined and relied without investigation as to matters of fact upon such certificates, statements and results of inquiries of officers and representatives of the Company and originals, or copies of originals certified or otherwise identified to our satisfaction, of such other documents, certificates and other instruments as we have considered relevant and necessary to enable us to render the opinions expressed below. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies for examination.

Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:

1.    With respect to an offering of Common Stock covered by the Registration Statement, such Common Stock will be validly issued, fully paid and nonassessable provided that: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such Common Stock shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; and (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company's amended articles of incorporation (the "Articles") and regulations (the "Regulations").

LCNB Corp.
July 22, 2013
2.    The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable provided that: (i) the Registration Statement, as finally amended (including any necessary pre-effective and post-effective amendments), shall have become effective under the Securities Act; (ii) a Prospectus Supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; and (iii) the issuance and sale of such series of Preferred Stock do not violate any applicable law, are in conformity with the Articles and Regulations.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each share of Common Stock and each share of Preferred Stock, as the case may be: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a Prospectus Supplement describing the Securities, to the extent required by the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder, will be timely filed with the SEC; (iii) any Securities being offered will be issued and sold in compliance with all applicable federal and state securities laws and as contemplated in the Registration Statement or the Prospectus Supplement(s) relating thereto; (iv) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental or regulatory body having jurisdiction over the Company; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) the Articles, as currently in effect, will not have been modified or amended except as otherwise necessary for issuance of any series of Preferred Stock, and will be in full force and effect; (vii) with respect to Common Stock, there will be sufficient Common Stock authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance; and (viii) with respect to Preferred Stock, there will be sufficient Preferred Stock authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of any such Securities, or the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that: (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization; (ii) such party is or will be duly qualified to engage in the activities contemplated by each instrument or agreement to which it is or will become a party; (iii) such party has or will have full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is or will become a party and each such instrument or agreement has been or will be duly authorized (if applicable), executed and delivered by, and is or will be a valid, binding and enforceable agreement or obligation, as the case may be, of such party; and (iv) such party will be in compliance, at all applicable times and in all respects material to each instrument or agreement to which it is or will become a party, with all applicable laws and regulations.

The opinions expressed herein are limited solely to the federal laws of the United States of America and the laws of the State of Ohio. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or "blue sky" laws of any jurisdiction (except federal securities laws). The opinions expressed below are being furnished in connection with the requirements of Item 601(b)(5) of the SEC's Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

LCNB Corp.
July 22, 2013
This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.

We hereby consent to your filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ DINSMORE & SHOHL LLP